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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement on Form S-1 (No. 333-134088) of our report dated May 9, 2006 (except for paragraph 10 of
Note 17, as to which the date is June 30, 2006, and Note 20 as to which the date is October 6, 2006) relating to the consolidated financial statements and financial statement schedule of ORBCOMM Inc. appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


New York, New York
October 10, 2006